EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1992 Non-Employee Directors Stock Option Plan, the Special Non-Employee Directors Stock Option Plan and the Non-Employee Directors Fees Plan of Cornerstone Realty Income Trust, Inc. of our reports dated January 24, 1997, with respect to the financial statements of Cornerstone Realty Income Trust, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP


Richmond, Virginia
April 7, 1997